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                                                                     EXHIBIT 5.1

                               PROSKAUER ROSE LLP
                                 1585 BROADWAY
                         NEW YORK, NEW YORK 10036-8299

                                  October 22, 1997

American Disposal Services, Inc.
745 McClintock Drive
Suite 230
Burr Ridge, IL 60521

Re:  Registration Statement on Form S-3
    Pursuant to Rule 462
    File No. 333-____________________

Gentlemen:

    You have requested our opinion in connection with the above-referenced registration statement, as amended (the "Registration Statement"), filed by American Disposal Services, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act of 1933, as amended, relating to 500,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to be sold to the underwriters by certain Selling Stockholders, and up to 12,000 additional shares of Common Stock to cover over-allotment options granted to the underwriters (the "Shares") from the Selling Stockholders, for sale to the public pursuant to an underwritten public offering.

    As counsel to the Company, we have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion, including the Certificate of Incorporation, as amended, and the By-laws of the Company, the Registration Statement and the exhibits thereto, including the form of underwriting agreement relating to the Shares filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), and we have made such investigations of law as we have deemed necessary in order to render the opinion hereinafter set forth. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to relevant questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Company.

    In giving this opinion, we have assumed that the certificates for the Shares, when issued, will have been duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar and will conform, except as to denominations, to specimens we have examined.
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October 23, 1997
Page 2

    Based upon and subject to the foregoing, we are of the opinion that:

    1. The Shares have been authorized;

    2. The Shares to be sold by the Selling Stockholders have been validly issued and are fully paid and non-assessable.

    We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          PROSKAUER ROSE LLP
                                          By: /s/ Proskauer Rose LLP